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As filed with the Securities and Exchange Commission on April 4, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACTIVISION BLIZZARD, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4803544 (I.R.S. Employer Identification Number)

3100 Ocean Park Boulevard
Santa Monica, CA 90405
(310) 255-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Christopher B. Walther, Chief Legal Officer
Jeffrey A. Brown, Corporate Secretary and Chief Compliance Officer
Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA 90405
(310) 255-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Meredith B. Cross
Erika L. Robinson
Wilmer Cutler Pickering Hale and Dorr LLP
1875 Pennsylvania Avenue, NW
Washington, DC 20006
(202) 663-6000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.000001 per share	41,499,689	$20.43	$847,838,647	$109,202

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of common stock being registered pursuant to this Registration Statement.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant's common stock on March 28, 2014 as reported on the NASDAQ Global Select Market.

PROSPECTUS

ACTIVISION BLIZZARD, INC.

41,499,689 Shares

COMMON STOCK

        This prospectus relates to the resale from time to time of up to 41,499,689 shares of common stock (which we refer to as the "shares") of Activision Blizzard, Inc. by the selling stockholder identified in this prospectus. We will not receive any proceeds from the sale of the shares. You should read this prospectus and any applicable prospectus supplement before you invest.

        The selling stockholder identified in this prospectus will pay any underwriting discounts and commissions and transfer taxes incurred by it in disposing of the shares, as well as the fees and expenses of its counsel. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

        The selling stockholder identified in this prospectus, or its pledgees, donees, assignees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

        Our common stock is traded on the NASDAQ Global Select Market under the symbol "ATVI." On April 3, 2014, the closing sale price of our common stock on the NASDAQ Global Select Market was $20.24 per share. You are urged to obtain current market quotations for our common stock.

        Investing in our common stock involves certain risks. See "Risk Factors" on page 3 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 4, 2014.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholder may sell shares of our common stock. This prospectus provides you with a general description of the securities the selling stockholder may offer. Depending on the manner in which the selling stockholder sells securities under this shelf registration statement, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" on page 10 of this prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "we," "our" and "us" refer, collectively, to Activision Blizzard, Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

        This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors."

Activision Blizzard, Inc.

        We are a worldwide publisher of online, personal computer ("PC"), video game console, handheld, mobile and tablet games. Through Activision Publishing, Inc. ("Activision"), we are a leading international developer and publisher of interactive software products and content, with a focus on developing and publishing video games on various consoles, handheld platforms and the PC platform, primarily based on internally developed properties, as well as some licensed properties. Through Blizzard Entertainment, Inc. ("Blizzard"), we are the leading publisher of online subscription-based games in the massively multiplayer online role-playing game ("MMORPG") category. Blizzard also internally develops and publishes PC and console games and maintains a proprietary online-game related service, Battle.net®.

        Our Activision business involves the development, marketing, and sale of products through retail channels or digital downloads, which are principally based on our internally developed intellectual properties, such as the Call of Duty® and Skylanders® franchises, as well as some licensed properties. Activision continues to focus its efforts in the areas we believe have the most opportunity for growth and higher profitability, while reducing investments in areas we believe have less profit potential and limited growth opportunities. To that end, investments are being focused on proven intellectual properties to develop deep, high-quality content that offers engaging online gaming experiences.

        Blizzard is a development studio and publisher best known as the creator of the World of Warcraft® franchise, as well as the multiple award winning Diablo® and StarCraft® franchises. Blizzard distributes its products and generates revenues worldwide through various means, including: subscriptions; sales of prepaid subscription cards; value-added services such as realm transfers, faction changes, and other character customizations within the World of Warcraft gameplay; retail sales of physical "boxed" products; online download sales of PC products; and licensing of software to third-party or related party companies that distribute World of Warcraft, Diablo III, and StarCraft II products.

        Our principal executive offices are located at 3100 Ocean Park Boulevard, Santa Monica, California, 90405, and our telephone number is (310) 255-2000.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on March 3, 2014 and is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see "Where You Can Find More Information."

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus contains, or incorporates by reference, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and include, but are not limited to: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those relating to product releases; (3) statements of future financial or operating performance; (4) statements about the impact of the recently consummated transactions involving the repurchase of shares from Vivendi S.A., and the debt financing related thereto; and (5) statements of assumptions underlying such statements. We generally use words such as "outlook," "forecast," "will," "could," "should," "would," "to be," "plans," "believes," "may," "expects," "intends," "anticipates," "estimate," "future," "positioned," "potential," "project," "remain," "scheduled," "set to," "subject to," "upcoming" and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management's current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict. Our actual results could differ materially from expectations stated in forward-looking statements. Some of the risk factors that could cause our actual results to differ from those stated in forward-looking statements are included or incorporated in this prospectus and any accompanying prospectus supplement, particularly under the section entitled "Risk Factors" in this prospectus and any accompanying prospectus supplement. Forward-looking statements contained herein are based upon information available to us as of the date of this prospectus and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

 USE OF PROCEEDS

        We are filing the registration statement of which this prospectus is a part to permit the stockholder named in the section entitled "Selling Stockholder" to resell shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholder in disposing of the shares, as well as the fees and expenses of its counsel. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation the SEC registration fee with respect to the shares covered by this prospectus, fees and expenses of our counsel and accountants, and printing expenses.

SELLING STOCKHOLDER

Background

        We are registering an aggregate of 41,499,689 shares of our common stock held by Vivendi S.A.

        On July 9, 2008, a business combination (the "Business Combination") by and among Activision, Inc., Sego Merger Corporation, a wholly-owned subsidiary of Activision, Inc., Vivendi S.A. ("Vivendi"), VGAC LLC, a wholly-owned subsidiary of Vivendi, and Vivendi Games, Inc. ("Vivendi Games"), a wholly-owned subsidiary of VGAC LLC, was consummated. As a result of the consummation of the Business Combination, Activision, Inc. was renamed Activision Blizzard, Inc. and Vivendi became a majority shareholder of Activision Blizzard. As part of the Business Combination, we entered into various transactions and agreements, including cash management services agreements, a tax sharing agreement and an investor agreement, with Vivendi and its subsidiaries.

        On October 11, 2013, we repurchased approximately 429 million shares of our common stock, pursuant to a stock purchase agreement (the "Stock Purchase Agreement") we entered into on July 25, 2013, with Vivendi and ASAC II LP ("ASAC"), an exempted limited partnership established under the laws of the Cayman Islands, acting by its general partner, ASAC II LLC. Pursuant to the terms of the Stock Purchase Agreement, we acquired all of the capital stock of Amber Holding Subsidiary Co., a Delaware corporation and wholly-owned subsidiary of Vivendi ("New VH"), which was the direct owner of approximately 429 million shares of our common stock, for a cash payment of $5.83 billion, or $13.60 per share, before taking into account the benefit to us of certain tax attributes of New VH assumed in the transaction (collectively, the "Purchase Transaction"). The repurchased shares were recorded in "Treasury Stock" in our consolidated balance sheet. Immediately following the completion of the Purchase Transaction, ASAC purchased from Vivendi approximately 172 million shares of Activision Blizzard common stock, pursuant to the Stock Purchase Agreement, for a cash payment of $2.34 billion, or $13.60 per share (the "Private Sale").

        The Stock Purchase Agreement contains covenants, including covenants relating to certain tax matters and proceedings and providing for restrictions on Vivendi's and ASAC's ability to transfer our common stock. The Stock Purchase Agreement further provides that Vivendi and its "controlled affiliates", as defined in the Stock Purchase Agreement, shall not transfer the Remaining Shares (as defined in the Stock Purchase Agreement) for fifteen months following the closing of the Purchase Transaction and Private Sale, with the exception of a three-month window after the first six months in which Vivendi will be able to sell up to the lesser of (a) 50% of the Remaining Shares and (b) nine percent of the issued and outstanding shares of our common stock as of the date of such sale. We have filed a shelf registration statement of which this prospectus forms a part for resales of shares of our common stock by Vivendi in accordance with the terms of the Stock Purchase Agreement.

        A further description of the transaction and the agreements described above is contained in our Current Report on Form 8-K filed with the SEC on October 18, 2013.

Beneficial Ownership of the Selling Stockholder

        The following table presents information concerning the beneficial ownership of the shares of our common stock by the selling stockholder assuming 713,911,853 shares of common stock outstanding as of March 25, 2014, which includes 41,499,689 shares to be sold by the selling stockholder in connection with this offering.

        The information in the table below with respect to the selling stockholder has been obtained from the selling stockholder. When we refer to the "selling stockholder" in this prospectus, we mean the selling stockholder listed in the table below, as well as its pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of the selling stockholder's interest.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage	Shares Offered	Number	Percentage
Vivendi S.A.	82,999,377	11.6%	41,499,689	41,499,688	5.81%

PLAN OF DISTRIBUTION

        The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term "selling stockholder" includes pledgees, donees, assignees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholder may sell its shares by one or more of, or a combination of, the following methods:

  •
  an underwritten offering;

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  an over-the-counter distribution in accordance with the rules of the NASDAQ Global Select Market;

  •
  in privately negotiated transactions;

  •
  in options transactions; and

  •
  any other method permitted by applicable law.

        In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") may be sold under Rule 144 rather than pursuant to this prospectus. If the selling stockholder uses one or more underwriters in the sale, such underwriter(s) will acquire the shares of our common stock covered by this prospectus for their own account. The underwriter(s) may resell the shares of our common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the selling stockholder will receive from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.

        In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

        In offering the shares covered by this prospectus, any broker-dealers who execute sales for the selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. The compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

        The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

        In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act") may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered, the method of distribution and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

        We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.activision.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-15839) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

  •
  Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 26, 2013 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012);

  •
  Current Reports on Form 8-K filed January 17, 2014, January 21, 2014 and March 11, 2014; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed on July 23, 1984, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA 90405
Attn: Investor Relations
(310) 255-2000

ACTIVISION BLIZZARD, INC.

41,499,689 Shares
COMMON STOCK

PROSPECTUS

April 4, 2014

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby (except any underwriting discounts and commissions that may be incurred).

SEC registration fee	$109,202
Legal fees and expenses
Accounting fees and expenses
Miscellaneous expenses
Total expenses		$(1)

(1)
Other than the SEC registration fee, these fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Our by-laws provide that we will, to the fullest extent authorized by the DGCL, indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our officers or directors or, while a director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding; provided, however, that, except with respect to proceedings to enforce rights to indemnification, we will indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors.

        Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL.

        We maintain a directors' and officers' insurance policy which insures our officers and directors for any claim arising out of an alleged wrongful act by such persons in their respective capacities as one of our officers or directors.

        In addition, we have entered into agreements with certain of our directors and officers that require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers and, in some cases, to advance expenses incurred by them as a result of any proceeding against them as to which they could be indemnified.

Item 16.    Exhibits.

        The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (a)
  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the

    "Exchange Act"), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

  (2)
  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Monica, State of California, on April 4, 2014.

ACTIVISION BLIZZARD, INC.
By:	/s/ DENNIS DURKIN Dennis Durkin Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Activision Blizzard, Inc. hereby severally constitute and appoint Robert A. Kotick, Dennis Durkin, Thomas Tippl, Christopher B. Walther and Jeffrey A. Brown, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Activision Blizzard, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT A. KOTICK Robert A. Kotick	President and Chief Executive Officer, and Director (Principal Executive Officer)	April 4, 2014
/s/ DENNIS DURKIN Dennis Durkin	Chief Financial Officer (Principal Financial Officer)	April 4, 2014
/s/ STEPHEN WEREB Stephen Wereb	Chief Accounting Officer (Principal Accounting Officer)	April 4, 2014
/s/ ROBERT J. CORTI Robert J. Corti	Director	April 4, 2014

Signature	Title	Date

/s/ BRIAN G. KELLY Brian G. Kelly	Chairman and Director	April 4, 2014
/s/ BARRY MEYER Barry Meyer	Director	April 4, 2014
/s/ ROBERT J. MORGADO Robert J. Morgado	Director	April 4, 2014
/s/ PETER NOLAN Peter Nolan	Director	April 4, 2014
/s/ RICHARD SARNOFF Richard Sarnoff	Director	April 4, 2014
/s/ ELAINE P. WYNN Elaine P. Wynn	Director	April 4, 2014

EXHIBIT INDEX

Exhibit No.		Description
1	*	Form of Underwriting Agreement
4.1
Amended and Restated Certificate of Incorporation of the Registrant, dated July 9, 2008 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K, filed on July 15, 2008)
4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated August 15, 2008 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K, filed on August 15, 2008)
4.3
Second Amended and Restated By-laws of the Registrant, adopted as of October 11, 2013 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K, filed on October 18, 2013)
5		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant
23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
24		Powers of Attorney (included in the signature pages to the Registration Statement)

*
To be filed by amendment or by a Current Report on Form 8-K.